Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Patrick Industries, Inc. of our report dated March 30, 2011 relating to the consolidated financial statements, appearing in the Annual Report on Form 10-K of Patrick Industries, Inc. for the years ended December 31, 2010 and 2009, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Elkhart, Indiana
June 8, 2011